EXHIBIT 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Mogo Inc.

We hereby consent to the use in this of Registration Statement on Form F-10/A of Mogo Inc. of our report dated April 1, 2019, relating to the consolidated financial statements of Mogo, Inc., formerly known as Difference Capital Financial Inc., which appears in this Registration Statement.

/s/ MNP LLP	/s/ Jaspreet Chahal

Chartered Professional Accountants	Partner, MNP LLP

Toronto, Canada

December 5, 2019